
                            STATEMENT RE: COMPUTATION
                              OF PER SHARE EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                                    ----------------  ---------------
                                                                                          1996              1997
                                                                                    -----------------  --------------

Weighted Average Common Shares Outstanding                                 (A)            11,135           11,669
Dilutive Effect of Stock Options computed by use
      of treasury stock method                                                               216              217
Assumed conversion of Convertible Subordinated Debt
      into Common Shares                                                                     318              318
                                                                                    --------------      -------------
Weighted Average Common and Common Equivalent
      Shares Outstanding assuming dilution                                 (B)            11,669           12,204
                                                                                    ==============      ============

Net Income                                                                 (C)           $ 1,754          $ 1,211
Interest Expense - Convertible Subordinated Debt (net of tax)                                 27               27
                                                                                    --------------      ------------
Adjusted Net Income                                                        (D)           $ 1,781          $ 1,238
                                                                                    ==============     ============

Net Income Per Share:

      Net Income                                                         (C)/(A)          $ 0.16           $ 0.10
                                                                                      =============        ==========

      Net Income, Assuming Dilution                                      (D)/(B)          $ 0.15           $ 0.10
                                                                                       ===========        ============
